UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

November 4, 2014

CIFC CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-32551	20-2008622
(Commission File Number)	(I.R.S. Employer Identification No.)

250 Park Avenue, 4th Floor New York, New York	10177
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(212) 624-1200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2014, Stephen F. Smith and Daniel K. Schrupp were appointed to serve as members of the Board of Directors (the “Board”) of CIFC Corp. (the “Company”) and the Audit Committee of the Board.

From January 1980 to June 2004, Mr. Smith served as a director and Executive Vice President of Sandefer Oil & Gas, Inc., an independent oil and gas exploration and production company. From June 2004 to June 2013, Mr. Smith served in various capacities at Exco Resources, Inc. (NYSE: XCO), a natural gas and oil company. He joined Exco Resources, Inc. in June 2004 as Vice Chairman of its Board of Directors and was appointed President and Secretary in October 2005. He served as Secretary of Exco Resources until April 2006 and as President until February 28, 2013 when he decided to retire from Exco Resources. He currently serves as a consultant to Exco Resources and EXCO/HGI GP, LCC, general partner of EXCO/HGI Production Partners, LP, an oil and gas master limited partnership. Prior to that, Mr. Smith was an Audit Partner at Arthur Andersen & Co. Mr. Smith received a Bachelor of Business Administration degree from the University of Texas at Austin in 1962.

From June 2008 to August 2013, Mr. Schrupp served as the Chief Investment Officer of Lucida plc, a specialty UK insurance company focusing on the pension buy-out market. From July 2004 through May 2008, Mr. Schrupp was the Senior Portfolio Manager of Aozora Bank Ltd., a Japanese commercial bank, and at the bank’s investment subsidiary, Aozora Investment Management Ltd., which he co-founded. Prior to that, Mr. Schrupp held investment banking positions, primarily focused on debt-capital raising activities, at Glocap Advisors, a boutique banking firm focused on the middle market (2002-2004), CIBC World Markets Corp. (1998-2001) and Salomon Brothers Inc. (1994-1997). He previously served on the Board of the Company as a non-executive, independent director from June 2010 to May 2011. Mr. Schrupp received a B.A. in Economics from Yale University and an M.B.A. from the Tuck School at Dartmouth College.

Messrs. Smith and Schrupp will receive compensation as directors in accordance with the Company’s ordinary course director compensation practices. In addition, Messrs. Smith and Schrupp will execute the Company’s form of indemnity agreement, a copy of which has been filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 14, 2011.

On November 4, 2014 Frederick Arnold resigned as a member of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIFC CORP.

Date: November 10, 2014	By:	/s/ Robert C. Milton III
	Name:	Robert C. Milton III
	Title:	General Counsel and Secretary